EXHIBIT 1.01

Conflict Minerals Report of Helen of Troy Limited
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2019 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.    Introduction

Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has three business segments: Housewares, Health & Home, and Beauty. The Housewares segment provides a broad range of products to help with food preparation, cooking, cleaning, organization, beverage service, and other tasks to ease everyday living for families. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Health & Home segment provides healthcare and home comfort products. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Beauty segment provides personal care, beauty care and wellness products including hair styling appliances; grooming tools; decorative haircare accessories; and liquid-, solid- and powder-based personal care products. This segment sells primarily to retailers and beauty supply wholesalers. Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten ("3TG"). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo ("DRC") and the surrounding area (the "Covered Countries"). The intent of this Conflict Minerals Report ("CMR") is to describe this due diligence process.

2.    Product Description

Helen of Troy contracts to have products manufactured that may contain 3TG, such as houseware, health, home, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG.

Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT) to identify gold, tantalum, tin and tungsten smelters or refiners (SORs) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (LBMA), and the Responsible Jewelry Council Chain-of-Custody Certification (RJC). Conflict free certification information is current as of April 1, 2020.

3.	Reasonable Country of Origin Inquiry Description

Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry ("RCOI"). Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence ("SI"), a third party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the seventh consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI.
Supplier Engagement
As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s conflict minerals reporting requirements, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested.

Subsequent engagement followed these steps:

•	Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion.

•
Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

•
If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. Source Intelligence followed up with an email in a timely manner.

Information Requested
Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Suppliers were given nine language options to choose from when submitting the CMRT.

Where a supplier was unable to provide a CMRT, Source Intelligence requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone in order to build a chain-of-custody back to the 3TG SOR.

Suppliers had the ability to share information at a level with which they are most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted as needed. At all times during the above steps, Helen of Troy’s internal team was able to monitor progress 24 hours per day, 7 days per week via access to the Helen of Troy online data collection platform provided by SI.

4.	RCOI Results

Helen of Troy’s RCOI process revealed the following:

•
A total of 131 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 93% or 122 responding suppliers.

•	Out of the 122 responding suppliers, 32% (39 suppliers) indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy.

•	The 39 suppliers using conflict minerals provided names of 281 verified SORs.

•
Of the 281 verified SORs, 225 are currently certified, 2 are actively moving through the certification process, and 54 have unknown status. 237 of the 281 verified SORs had no indication of sourcing from the DRC/Covered Countries.

The following table lists the verified SORs provided by Helen of Troy’s suppliers, along with the certification status of each SOR as of April 1, 2020.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	8853 S.p.A.	RMAP
2	Gold	Abington Reldan Metals, LLC	Unknown
3	Gold	Advanced Chemical Company	RMAP
4	Gold	African Gold Refinery	Unknown
5	Gold	Aida Chemical Industries Co., Ltd.	RMAP
6	Gold	Al Etihad Gold Refinery DMCC	RMAP
7	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP
8	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
9	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
10	Gold	Argor-Heraeus S.A.	LBMA, RMAP
11	Gold	Asahi Pretec Corp.	LBMA, RMAP
12	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
13	Gold	Asahi Refining USA Inc.	LBMA, RMAP
14	Gold	Asaka Riken Co., Ltd.	RMAP
15	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown
16	Gold	AU Traders and Refiners	RJC, RMAP
17	Gold	Aurubis AG	LBMA, RMAP
18	Gold	Bangalore Refinery	RMAP
19	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
20	Gold	Boliden AB	LBMA, RMAP
21	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
22	Gold	Caridad	Unknown
23	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
24	Gold	Cendres + Metaux S.A.	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
25	Gold	Chimet S.p.A.	LBMA, RMAP
26	Gold	Chugai Mining	RMAP
27	Gold	Daye Non-Ferrous Metals Mining Ltd.	Unknown
28	Gold	Degussa Sonne / Mond Goldhandel GmbH	Unknown
29	Gold	Dijllah Gold Refinery FZC	Unknown
30	Gold	DODUCO Contacts and Refining GmbH	RMAP
31	Gold	Dowa	RMAP
32	Gold	DS PRETECH Co., Ltd.	RMAP
33	Gold	DSC (Do Sung Corporation)	RMAP
34	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
35	Gold	Emirates Gold DMCC	LBMA, RMAP
36	Gold	Fidelity Printers and Refiners Ltd.	Unknown
37	Gold	Fujairah Gold FZC	Unknown
38	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Unknown
39	Gold	Geib Refining Corporation	RMAP
40	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP
41	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Unknown
42	Gold	Guangdong Jinding Gold Limited	Unknown
43	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Unknown
44	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Unknown
45	Gold	Heimerle + Meule GmbH	LBMA, RMAP
46	Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
47	Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, RMAP
48	Gold	Hunan Chenzhou Mining Co., Ltd.	Unknown
49	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Unknown
50	Gold	HwaSeong CJ CO., LTD.	Unknown
51	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
52	Gold	International Precious Metal Refiners	Unknown
53	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
54	Gold	Istanbul Gold Refinery	LBMA, RMAP
55	Gold	Italpreziosi	RJC, RMAP
56	Gold	Japan Mint	LBMA, RMAP
57	Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
58	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Unknown
59	Gold	JSC Uralelectromed	LBMA, RMAP
60	Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP
61	Gold	Kaloti Precious Metals	Unknown
62	Gold	Kazakhmys Smelting LLC	Unknown
63	Gold	Kazzinc	LBMA, RMAP
64	Gold	Kennecott Utah Copper LLC	LBMA, RMAP
65	Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
66	Gold	Kojima Chemicals Co., Ltd.	RMAP
67	Gold	Korea Zinc Co., Ltd.	RMAP
68	Gold	Kyrgyzaltyn JSC	LBMA, RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
69	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Unknown
70	Gold	L'azurde Company For Jewelry	Unknown
71	Gold	Lingbao Gold Co., Ltd.	Unknown
72	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Unknown
73	Gold	L'Orfebre S.A.	RMAP
74	Gold	LS-NIKKO Copper Inc.	LBMA, RMAP
75	Gold	LT Metal Ltd.	RMAP
76	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Unknown
77	Gold	Marsam Metals	RMAP
78	Gold	Materion	RMAP
79	Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
80	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
81	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
82	Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP
83	Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
84	Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
85	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
86	Gold	Mitsubishi Materials Corporation	LBMA, RMAP
87	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
88	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
89	Gold	Modeltech Sdn Bhd	Unknown
90	Gold	Morris and Watson	Unknown
91	Gold	Moscow Special Alloys Processing Plant	LBMA, RMAP
92	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
93	Gold	Navoi Mining and Metallurgical Combinat	Unknown
94	Gold	NH Recytech Company	Unknown
95	Gold	Nihon Material Co., Ltd.	LBMA, RMAP
96	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP
97	Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
98	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	LBMA, RMAP
99	Gold	OJSC Novosibirsk Refinery	LBMA, RMAP
100	Gold	PAMP S.A.	LBMA, RMAP
101	Gold	Pease & Curren	Unknown
102	Gold	Penglai Penggang Gold Industry Co., Ltd.	Unknown
103	Gold	Planta Recuperadora de Metales SpA	RMAP
104	Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, RMAP
105	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
106	Gold	PX Precinox S.A.	LBMA, RMAP
107	Gold	QG Refining, LLC	Unknown
108	Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
109	Gold	Refinery of Seemine Gold Co., Ltd.	Unknown
110	Gold	REMONDIS PMR B.V.	RMAP
111	Gold	Royal Canadian Mint	LBMA, RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
112	Gold	SAAMP	RJC, RMAP
113	Gold	Sabin Metal Corp.	Unknown
114	Gold	Safimet S.p.A	RMAP
115	Gold	SAFINA A.S.	RMAP - Active
116	Gold	Sai Refinery	Unknown
117	Gold	Samduck Precious Metals	RMAP
118	Gold	SAMWON METALS Corp.	Unknown
119	Gold	SAXONIA Edelmetalle GmbH	RMAP
120	Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP
121	Gold	Shandong Humon Smelting Co., Ltd.	Unknown
122	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Unknown
123	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
124	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
125	Gold	Singway Technology Co., Ltd.	RMAP
126	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, RMAP
127	Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
128	Gold	State Research Institute Center for Physical Sciences and Technology	Unknown
129	Gold	Sudan Gold Refinery	Unknown
130	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
131	Gold	SungEel HiMetal Co., Ltd.	RMAP
132	Gold	T.C.A S.p.A	LBMA, RMAP
133	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
134	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, RMAP
135	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
136	Gold	Tongling Nonferrous Metals Group Co., Ltd.	Unknown
137	Gold	Tony Goetz NV	Unknown
138	Gold	TOO Tau-Ken-Altyn	RMAP
139	Gold	Torecom	RMAP
140	Gold	Umicore Brasil Ltda.	LBMA, RMAP
141	Gold	Umicore Precious Metals Thailand	RJC, RMAP
142	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
143	Gold	United Precious Metal Refining, Inc.	RMAP
144	Gold	Valcambi S.A.	LBMA, RJC, RMAP
145	Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
146	Gold	WIELAND Edelmetalle GmbH	RMAP
147	Gold	Yamakin Co., Ltd.	RMAP
148	Gold	Yokohama Metal Co., Ltd.	RMAP
149	Gold	Yunnan Copper Industry Co., Ltd.	Unknown
150	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
151	Tantalum	Asaka Riken Co., Ltd.	RMAP
152	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
153	Tantalum	D Block Metals, LLC	RMAP
154	Tantalum	Exotech Inc.	RMAP
155	Tantalum	F&X Electro-Materials Ltd.	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
156	Tantalum	FIR Metals & Resource Ltd.	RMAP
157	Tantalum	Global Advanced Metals Aizu	RMAP
158	Tantalum	Global Advanced Metals Boyertown	RMAP
159	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP
160	Tantalum	H.C. Starck Co., Ltd.	RMAP
161	Tantalum	H.C. Starck Hermsdorf GmbH	RMAP
162	Tantalum	H.C. Starck Inc.	RMAP
163	Tantalum	H.C. Starck Ltd.	RMAP
164	Tantalum	H.C. Starck Smelting GmbH & Co. KG	RMAP
165	Tantalum	H.C. Starck Tantalum and Niobium GmbH	RMAP
166	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
167	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
168	Tantalum	Jiangxi Tuohong New Raw Material	RMAP
169	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
170	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
171	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
172	Tantalum	KEMET Blue Metals	RMAP
173	Tantalum	LSM Brasil S.A.	RMAP
174	Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
175	Tantalum	Mineracao Taboca S.A.	RMAP
176	Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
177	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
178	Tantalum	NPM Silmet AS	RMAP
179	Tantalum	PRG Dooel	RMAP
180	Tantalum	QuantumClean	RMAP
181	Tantalum	Resind Industria e Comercio Ltda.	RMAP
182	Tantalum	Solikamsk Magnesium Works OAO	RMAP
183	Tantalum	Taki Chemical Co., Ltd.	RMAP
184	Tantalum	Telex Metals	RMAP
185	Tantalum	Ulba Metallurgical Plant JSC	RMAP
186	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
187	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
188	Tin	Alpha	RMAP
189	Tin	An Vinh Joint Stock Mineral Processing Company	Unknown
190	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
191	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
192	Tin	China Tin Group Co., Ltd.	RMAP
193	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Unknown
194	Tin	Dowa	RMAP
195	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Unknown
196	Tin	EM Vinto	RMAP
197	Tin	Estanho de Rondonia S.A.	Unknown
198	Tin	Fenix Metals	RMAP
199	Tin	Gejiu Kai Meng Industry and Trade LLC	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
200	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
201	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP
202	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP
203	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
204	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	RMAP
205	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
206	Tin	Huichang Jinshunda Tin Co., Ltd.	RMAP
207	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
208	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
209	Tin	Malaysia Smelting Corporation (MSC)	RMAP
210	Tin	Melt Metais e Ligas S.A.	RMAP
211	Tin	Metallic Resources, Inc.	RMAP
212	Tin	Metallo Belgium N.V.	RMAP
213	Tin	Metallo Spain S.L.U.	RMAP
214	Tin	Mineracao Taboca S.A.	RMAP
215	Tin	Minsur	RMAP
216	Tin	Mitsubishi Materials Corporation	RMAP
217	Tin	Modeltech Sdn Bhd	Unknown
218	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Unknown
219	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
220	Tin	O.M. Manufacturing Philippines, Inc.	RMAP
221	Tin	Operaciones Metalurgicas S.A.	RMAP
222	Tin	Pongpipat Company Limited	Unknown
223	Tin	PT Artha Cipta Langgeng	RMAP
224	Tin	PT ATD Makmur Mandiri Jaya	RMAP
225	Tin	PT Menara Cipta Mulia	RMAP
226	Tin	PT Mitra Stania Prima	RMAP
227	Tin	PT Refined Bangka Tin	RMAP
228	Tin	PT Timah Tbk Kundur	RMAP
229	Tin	PT Timah Tbk Mentok	RMAP
230	Tin	Resind Industria e Comercio Ltda.	RMAP
231	Tin	Rui Da Hung	RMAP
232	Tin	Soft Metais Ltda.	RMAP
233	Tin	Super Ligas	Unknown
234	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	RMAP
235	Tin	Thaisarco	RMAP
236	Tin	Tin Technology & Refining	RMAP
237	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Unknown
238	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
239	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
240	Tin	Yunnan Tin Company Limited	RMAP
241	Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
242	Tungsten	ACL Metais Eireli	RMAP
243	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP
244	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP

Number	Metal	Official Smelter Name	Conflict-Free Certifications
245	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	RMAP
246	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP
247	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP
248	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
249	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
250	Tungsten	Global Tungsten & Powders Corp.	RMAP
251	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
252	Tungsten	H.C. Starck Smelting GmbH & Co. KG	RMAP
253	Tungsten	H.C. Starck Tungsten GmbH	RMAP
254	Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
255	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	RMAP
256	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP
257	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	RMAP
258	Tungsten	Hydrometallurg, JSC	RMAP
259	Tungsten	Japan New Metals Co., Ltd.	RMAP
260	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
261	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
262	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Unknown
263	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
264	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	RMAP - Active
265	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
266	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
267	Tungsten	Kennametal Fallon	RMAP
268	Tungsten	Kennametal Huntsville	RMAP
269	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
270	Tungsten	Masan Tungsten Chemical LLC (MTC)	RMAP
271	Tungsten	Moliren Ltd.	RMAP
272	Tungsten	Niagara Refining LLC	RMAP
273	Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
274	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	RMAP
275	Tungsten	Unecha Refractory Metals Plant	RMAP
276	Tungsten	Wolfram Bergbau und Hutten AG	RMAP
277	Tungsten	Woltech Korea Co., Ltd.	RMAP
278	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
279	Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
280	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	RMAP
281	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	RMAP

Certification Status:

1.	Responsible Minerals Assurance Process (RMAP)

•	RMAP: The smelter has an active certification or is in the process of renewing their certification.

•	RMAP -Active: The smelter is actively moving through the certification process.

2.	Responsible Gold Certificate: London Bullion Market Association (LBMA)

•	LBMA: The smelter has obtained a Responsible Gold Certification.

3.	Chain of Custody Certificate: Responsible Jewelry Council (RJC)

•	RJC: The smelter has obtained a Chain-of-Custody Certification.

Countries of origin for these SORs are believed to include:

Country
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland

Country
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
No known country of origin.
Papua New Guinea
Peru
Philippines
Poland
Portugal
Recycle/Scrap
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan

Country
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe

5.	Due Diligence Process

Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

•	Step 1- Establish strong company management systems
Helen of Troy’s conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company’s internal team efforts are supplemented with a third-party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals.

•	Step 2- Identify and assess risk in the supply chain
The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors.

•	Step 3- Design and implement a strategy to respond to identified risks
Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources.

•	Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: RMAP, LBMA and RJC. If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

•	Step 5- Report on supply chain due diligence
Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com.

6.    Steps to Improve Due Diligence

Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Continue to assess the presence of 3TG in its supply chain

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•	Increase the response rate for the RCOI process

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs

7.    Product Determination

Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

8.    Independent Private Sector Audit

Based on Helen of Troy’s declaration, a private sector audit is not required.